Filed Pursuant to Rule 424(b)(5)
Registration No. 333-284476

PROSPECTUS SUPPLEMENT

(to Prospectus dated January 31, 2025)

2,030,314 Shares of Common Stock

Pre-Funded Warrants to Purchase 5,421,250 Shares of Common Stock

Warrants to Purchase up to 7,451,564 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 2,030,314 shares of our common stock and, in lieu of shares of common stock to certain investors, pre-funded warrants to purchase 5,421,250 shares of our common stock, which we refer to as Pre-Funded Warrants, together with two series of warrants to purchase an aggregate of 7,451,564 shares of our common stock, which we refer to as Series 1 Warrants and Series 2 Warrants, and collectively, Series Warrants. The shares of common stock, or Pre-Funded Warrants, and the accompanying Series Warrants are immediately separable and will be issued separately, but they will be purchased together in this offering. The purchase price of each Pre-Funded Warrant will equal the price per share at which shares of our common stock are being sold in this offering, minus $0.0001, the exercise price of each Pre-Funded Warrant.

For every share of common stock or share of common stock underlying a Pre-Funded Warrant sold in this offering, a Series 1 Warrant to purchase one-half of a share of our common stock will be issued and a Series 2 Warrant to purchase one-half of a share of our common stock will be issued. Each Series 1 Warrant will have an initial exercise price of $13.42 per share of common stock and each Series 2 Warrant will have an initial exercise price of $20.13 per share of common stock, in each case subject to certain adjustments. The Series 1 Warrants will be immediately exercisable and will expire on June 30, 2027. The Series 2 Warrants will be immediately exercisable and will expire on December 31, 2030. Each holder of a Series Warrant may choose, in lieu of receiving shares of common stock upon exercise of any Series Warrant, to receive a pre-funded warrant to purchase an identical number of shares of common stock it would have receive upon the exercise of a Series Warrant. Each holder of Pre-Funded Warrants and Series Warrants will be prohibited from exercising a Series Warrant into shares of our common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 9.99%, or in the case of beneficial holders of greater than 10% of shares our outstanding common stock on the issue date of such Warrant, 19.99% (if exceeding such limit would result in a change of control under Nasdaq Listing Rules 5635(b) or any successor rule), of the total number of shares of our common stock then issued and outstanding, which percentage may change at the holders’ election to any other number less than or equal to 19.99% (if exceeding such limit would result in a change of control under Nasdaq Listing Rules 5635(b) or any successor rule) upon 61 days’ notice to us. The shares of common stock, or Pre-Funded Warrants, and Series Warrants are being sold pursuant to purchase agreements to be dated as of January 9, 2026.

This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of Pre-Funded Warrants and the shares of common stock, pre-funded warrants and shares of common stock underlying such pre-funded warrants issuable upon exercise of Series Warrants.

Our common stock is listed on The Nasdaq Global Market under the symbol “FHTX.” On January 9, 2026, the last reported sale price of our common stock was $5.16 per share.

The common stock, Pre-Funded Warrants and Series Warrants are being offered directly to investors without a placement agent or underwriter. We are not paying underwriting discounts or commissions in connection with the offering. The gross proceeds to us before expenses will be approximately $50.0 million. We estimate the total expenses of this offering will be approximately $350,000.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-4 and in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Pre-Funded Warrant	Total
Offering price and proceeds, before expenses, to us	$6.7100	$6.7099	$49,999,994.44

Delivery of the securities is expected to be made on or about January 13, 2026.

The date of this prospectus supplement is January 9, 2026.

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus is a part of a “shelf” registration statement on Form S-3 that was initially filed with the Securities and Exchange Commission (the “SEC”), on January 24, 2025 and declared effective on January 31, 2025. By using a shelf registration statement, we may, from time to time, sell any combination of the securities described in the above-referenced registration statement.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the securities in this offering and also adds to, and updates information contained in, the accompanying prospectus and the documents incorporated by reference into the prospectus or this prospectus supplement. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If any statement in the prospectus supplement, the accompanying prospectus, or a document incorporated herein or therein by reference is inconsistent with a statement in another document having a later date, then the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements and may have been subject to undisclosed qualifications or exceptions. Those provisions should not be deemed to be a representation, warranty, or covenant to you. Such representations, warranties, or covenants, moreover, were made as of a particular date. Accordingly, such representations, warranties, and covenants may not apply to the current state of our affairs.

This prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our securities, and other matters you should know before investing. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” in this prospectus supplement before making an investment decision.

You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we provide you. We have not authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have provided you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of those respective documents, or in the case of the documents incorporated by reference herein or therein, the date of such documents, in each case, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of shares of our common stock. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

The terms “Foghorn,” “Foghorn Therapeutics,” the “Company,” “we,” “us,” “our” and similar names refer to Foghorn Therapeutics Inc. and its consolidated subsidiary, unless we state otherwise or the context otherwise requires.

S-ii

Trademarks

We use Gene Traffic Control®, Foghorn®, and GTC® as trademarks in the United States and/or in other countries. This prospectus supplement contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names, We do not intend to use or display other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors,” as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering.

Company Overview

Foghorn is a clinical stage, precision therapeutics biotechnology company pioneering a new class of medicines that treat serious diseases by correcting abnormal gene expression through selectively targeting the chromatin regulatory system, an untapped opportunity for therapeutic intervention in oncology and with potential in a wide spectrum of other diseases including immunology and inflammation.

The chromatin regulatory system orchestrates gene expression—the turning on and off of genes—which is fundamental to how all our cells function. The chromatin regulatory system is implicated in approximately 50 percent of all cancers, and understanding how this system works could lead to an entirely new class of precision medicines. To our knowledge, we are the only company with the ability to study and target the chromatin regulatory system at scale, in context, and in an integrated way.

Our proprietary Gene Traffic Control platform provides an integrated and mechanistic understanding of how the various components of the chromatin regulatory system interact, allowing us to identify, validate and potentially drug targets within this system. We have developed unique capabilities that have yielded new insights and scalability in drugging this new, previously untapped and promising area.

At present, we are working on more than seven programs with one clinical-stage drug candidate currently in Phase 1 development. We have discovered highly selective chemical matter for some of the most challenging targets in oncology including SMARCA2 (BRM), CBP, EP300, and ARID1B as well as other undisclosed targets. We believe our current pipeline has the potential to help more than 500,000 cancer patients. We take a small molecule, modality agnostic approach to drugging targets which includes protein degraders, allosteric enzymatic inhibitors, and transcription factor disruptors. We are a biology-first company, which means we focus first on the underlying genetics and biology of a disease relevant target and then leverage the most appropriate drugging approach to impact the disease biology.

Since our inception, we have focused substantially all of our resources on building our Gene Traffic Control platform, organizing and staffing our company, business planning, conducting discovery and research activities, raising capital, protecting our trade secrets, filing patent applications, identifying potential product candidates, undertaking preclinical studies and clinical trial activities, establishing arrangements with third parties for the manufacture of initial quantities of our product candidates and component materials and initiating two strategic collaborations. We do not have any products approved for sale and have not generated any revenue from product sales.

Corporate Information

We were formed as a Delaware corporation in October 2015 under the name Foghorn Therapeutics Inc. Our principal executive office is located at 99 Coolidge Ave, Suite 500, Watertown, Massachusetts 02472, and our phone number is 617-586-3100. Our website address is www.foghorntx.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus supplement. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and in the documents incorporated by reference herein.

Common stock to be offered by us:	2,030,314 shares

Pre-Funded Warrants to be offered by us:	We are offering, in lieu of shares of common stock, Pre-Funded Warrants to purchase 5,421,250 shares of our common stock. The purchase price of each Pre-Funded Warrant equals the price per share at which the shares of our common stock are being sold in this offering, minus $0.0001, which is the exercise price of each Pre-Funded Warrant per share. Each Pre-Funded Warrant will be exercisable at any time after the date of issuance of such Pre-Funded Warrant, subject to an ownership limitation. See “Description of Securities We Are Offering—Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the shares of our common stock issuable upon exercise of Pre-Funded Warrants.

Series Warrants to be offered by us:	We are offering two series of warrants to purchase shares of common stock. Each share of common stock or share of common stock underlying Pre-Funded Warrants is being sold together with a Series 1 Warrant to purchase one-half of a share of our common stock at an initial exercise price of $13.42 per share of common stock and a Series 2 Warrant to purchase one-half of a share of common stock at an initial exercise price of $20.13 per share. The exercise prices are subject to adjustment in certain circumstances as described in “Description of Securities We Are Offering—Series Warrants.”

The Series 1 Warrants will be immediately exercisable and will expire on June 30, 2027. The Series 2 Warrants will be immediately exercisable and will expire on December 31, 2030.

Each holder of a Series Warrant may choose, in lieu of receiving shares of common stock upon exercise of any Series Warrant, to receive a pre-funded warrant to purchase an identical number of shares of common stock it would have receive upon the exercise of a Series Warrant. In this instance, the exercise price of Series Warrant will be the initial exercise price of a Series Warrant less $0.0001 per share, and the resulting issued pre-funded warrant will have an exercise price of $0.0001 per share. This prospectus supplement also relates to the offering of the shares of our common stock and pre-funded warrants issuable upon exercise of Series Warrants and shares of common stock underlying such pre-funded warrants.

The shares of common stock or the shares underlying Pre-Funded Warrants and the accompanying Series Warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

Common stock to be outstanding immediately following this offering:	58,573,191 shares (this excludes any shares of common stock issuable upon exercise of Pre-Funded Warrants and Series Warrants).

Use of proceeds:	We intend to use the net proceeds from the offering to advance our preclinical and clinical programs and for general corporate purposes. See “Use of Proceeds.”

Risk factors:	Investing in our securities involves a high degree of risk. See “Risk Factors” and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Nasdaq Global Select Market: Symbol	FHTX. There is currently no market for Pre-Funded Warrants or Series Warrants and none is expected to develop after this offering. We do not intend to list Pre-Funded Warrants or Series Warrants on The Nasdaq Stock Market, any other national securities exchange or other nationally recognized trading system.

The above share number is based on 56,542,877 shares of our common stock outstanding as of September 30, 2025 and excludes:

•

the 10,620,530 shares of common stock reserved for issuance upon the exercise of stock options outstanding as of September 30, 2025 under our 2020 Stock Incentive Plan (the “2020 Plan”) at a weighted average exercise price of $7.47 per share;

•	3,136,864 shares of common stock available for future issuance as of September 30, 2025 under the 2020 Plan;

•

6,494,829 shares of common stock reserved for issuance upon the exercise of pre-funded warrants to purchase shares of common stock outstanding as of September 30, 2025, at an exercise price of $0.0001 per share;

•	18,445 shares of common stock reserved for issuance upon the exercise of warrants to purchase shares of common stock outstanding as of September 30, 2025, at an exercise price of $16.26 per share;

•

101,174 shares of common stock sold under the Company’s at-the-market offering program pursuant to the Common Stock Sales Agreement, dated as of April 15, 2022, as amended, with TD Securities (USA) LLC, as successor to Cowen and Company, LLC (the “ATM Program”), subsequent to September 30, 2025; and

•	2,077,652 shares of common stock available for future issuance as of September 30, 2025 under our 2020 Employee Stock Purchase Plan (the “2020 ESPP”).

RISK FACTORS

Investing in our securities involves a high degree of risk. For a discussion of the cautionary information you should carefully consider before deciding to purchase any of our securities, please review the risk factors described below and included in the documents incorporated by reference in this prospectus supplement, including “Part I, Item 1A-Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 6, 2025, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. The risks and uncertainties described in the documents incorporated by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If negative events occur, our business, financial condition, results of operations and prospects would suffer. In that event, the market price of our common stock could decline, and you may lose all or part of your investment in our securities.

Risks related to this offering, ownership of our common stock, our Pre-Funded Warrants and our Series Warrants

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We intend to use the net proceeds from this offering to advance our preclinical and clinical program and for general corporate purposes. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in “Use of Proceeds” beginning on page S-9. Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds, with only limited information concerning management’s specific intentions. Our management may spend a portion or all of the net proceeds from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

You will experience immediate and substantial dilution.

The prices per share and per Pre-Funded Warrant sold in this offering are substantially higher than the book value per share of our common stock. Accordingly, if you purchase our common stock or Pre-Funded Warrants in this offering, you will incur immediate and substantial dilution of approximately $8.01 per share of common stock (and excluding shares of common stock issuable upon the exercise of Pre-Funded Warrants or Series Warrants offered hereby) representing the difference between the offering price per share of common stock and our as adjusted net tangible book value as of September 30, 2025. The exercise of outstanding stock options and pre-funded warrants and purchases under our employee stock purchase plan may result in further dilution of your investment. See “Dilution” on page S-10 for a more detailed discussion of the dilution you may incur if you purchase securities in this offering.

If you purchase securities in this offering, you may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares of our common stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock in future transactions may be higher or lower than the price per share of our common stock in this offering.

Because we have no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.

Neither Pre-Funded Warrants nor Series Warrants is listed on any exchange and we do not intend to list Pre-Funded Warrants or Series Warrants on any exchange.

You may be unable to sell Pre-Funded Warrants or Series Warrants at the prices desired or at all. There is no existing trading market for Pre-Funded Warrants or Series Warrants and there can be no assurance that a liquid market will develop or be maintained for Pre-Funded Warrants or Series Warrants, or that you will be able to sell any of Pre-Funded Warrants or Series Warrants at a particular time (if at all). In addition, we do not intend to apply for listing of Pre-Funded Warrants or Series Warrants on The Nasdaq Global Market or any other securities exchange or nationally recognized trading system. The liquidity of the trading market in Pre-Funded Warrants or Series Warrants and the sale price, if any, for Pre-Funded Warrants or Series Warrants may be adversely affected by, among other things: (i) changes in the overall market for Pre-Funded Warrants or Series Warrants; (ii) changes in our financial performance or prospects; (iii) changes or perceived changes in our creditworthiness; (iv) the prospects for companies in the industry generally; (v) the number of holders of Pre-Funded Warrants or Series Warrants; and (vi) the interest of securities dealers in making a market for Pre-Funded Warrants or Series Warrants.

Holders of Pre-Funded Warrants and Series Warrants will have no stockholder rights until such holders exercise their Pre-Funded Warrants or Series Warrants and acquire warrant shares.

Until the holders of Pre-Funded Warrants or Series Warrants acquire shares of our common stock upon exercise of such Pre-Funded Warrants or Series Warrants, as applicable, they will have no rights with respect to the shares of our common stock underlying such Pre-Funded Warrants or Series Warrants, as applicable. Upon exercise of Pre-Funded Warrants or Series Warrants, the holders thereof will be entitled to exercise the rights of a stockholder only as to matters for which the record date occurs after the exercise date.

We will not receive any meaningful amount of additional funds upon the exercise of Pre-Funded Warrants or to the extent of any “cashless exercise” of Series Warrants.

Each Pre-Funded Warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or by means of a “cashless exercise” according to a formula set forth in Pre-Funded Warrant. Additionally, any holder of Series Warrants may, in its sole discretion, satisfy its obligation to pay the exercise price for such Series Warrants through a “cashless exercise”. Accordingly, we will not receive any meaningful additional funds upon the exercise of Warrants.

Significant holders or beneficial holders of shares of our common stock may not be permitted to exercise Pre-Funded Warrants or Series Warrants that they hold.

A holder (together with its affiliates and other attribution parties) may not exercise any portion of a Pre-Funded Warrant or Series Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 9.99%, or in the case of beneficial holders of greater than 10% of shares our outstanding common stock on the issue date of such Warrant, 19.99% (if exceeding such limit would result in a change of control under Nasdaq Listing Rules 5635(b) or any successor rule), of our outstanding common stock immediately after exercise, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% (if exceeding such limit would result in a change of control under Nasdaq Listing Rules 5635(b) or any successor rule) upon 61 days’ notice to us subject to the terms of the prefunded warrants. As a result, holders may not be able to exercise their Pre-Funded Warrants, Series Warrants or any pre-funded warrants that may be issued pursuant to the Series Warrants for shares of our common stock at a time when it would be financially beneficial for the holder to do so. In such a circumstance, holders could seek to sell their Pre-Funded Warrants, Series Warrants or any pre-funded warrants that may be issued pursuant to the Series Warrants to realize value, but the holder may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference, contain forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. The words “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “on track,” “seek,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, among other things, statements about:

•

the initiation, timing, progress, enrollment, results, and timing of results and regulatory filings of our research and development programs and our preclinical and clinical studies, including those included in our collaboration with Eli Lilly and Company (“Lilly”);

•	our ability to advance any product candidates that we may develop and to successfully complete preclinical and clinical studies;

•	our ability to leverage our initial programs to develop additional product candidates using our Gene Traffic Control® platform;

•	developments related to our competitors and our industry;

•	our ability to expand the target populations of our programs and the availability of patients for clinical testing;

•	our ability to obtain regulatory approval for FHD-909 and any future product candidates from the U.S. Food and Drug Administration, and other regulatory authorities;

•	our ability to identify and enter into future license agreements and collaborations;

•

our ability to continue to rely on our contract development and manufacturing organizations or contract research organizations, including those located outside the United States, such as those located in China, for our manufacturing and research needs;

•	regulatory developments in the United States and foreign countries;

•	general financial an economic conditions, including recessionary conditions, interest rates, monetary fluctuations, supply chain constraints, tariff uncertainty, and stock market volatility;

•	the impact of inflation, interest rates, and stock market volatility on our operations and our ability to raise additional capital;

•	expected trends in our expenses and capital requirements as they relate to our ongoing activities;

•	geopolitical events and uncertainty, including effects of a prolonged U.S. government shutdown and armed conflicts in Ukraine, Gaza and the Red Sea;

•	our ability to attract and retain key scientific and management personnel; and

•

the scope of protection we are able to establish, maintain and enforce for intellectual property rights covering FHD-909, our current and future product candidates and our Gene Traffic Control platform.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. In particular, you should consider the numerous risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 6, 2025, which is incorporated by reference in this prospectus supplement, and any other documents we file with the SEC that are deemed incorporated by reference into this prospectus supplement and the accompanying prospectus and are included in the “Risk Factors” beginning on page S-4. See “Where You Can Find More Information.” Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we make.

We cannot guarantee future results, level of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. Unless required by law, we will not undertake and we specifically disclaim any obligation to release publicly the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.

USE OF PROCEEDS

We expect to receive approximately $49.6 million in net proceeds from the sale of the securities offered by us in this offering, after deducting estimated offering expenses payable by us and excluding any proceeds we may receive upon exercise of Pre-Funded Warrants or Series Warrants.

We intend to use the net proceeds from this offering to advance our clinical and preclinical programs and for general corporate purposes.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. The amounts and timing of these expenditures will depend on a number of factors, such as whether and when we receive any regulatory approvals for our product candidates, the timing and progress of our research and development efforts, technological advances and the competitive environment for our product candidates. As a result, our management will have broad discretion to allocate the net proceeds from this offering. We have no current plans, commitments, or agreements with respect to any acquisitions and may not make any acquisitions. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of September 30, 2025 was approximately $(89.7) million, or $(1.59) per share.

After giving effect to the sale of (i) 2,030,314 shares of common stock at a price of $6.7100 per share, (ii) Pre-Funded Warrants to purchase up to 5,421,250 shares of common stock by us at a price of $6.7099 per pre-funded warrant (which equals the offering price of the common stock less the $0.0001 per share exercise price of each such Pre-Funded Warrant) and (iii) Series Warrants to purchase up to 7,451,564 shares of common stock (and excluding shares of common stock issuable upon the exercise of Pre-Funded Warrants or Series Warrants offered hereby), less the estimated offering expenses payable by us, our net tangible book value as of September 30, 2025 would have been $(76.4) million, or $(1.30) per share of common stock. This represents an immediate increase in the as adjusted net tangible book value of $0.29 per share to our existing stockholders and an immediate dilution of $8.01 per share to new investors.

The following table illustrates this per share dilution:

Offering price per share		$6.71
Net tangible book value per share of as September 30, 2025	$(1.59)
Increase in net tangible book value per share attributable to new investors purchasing shares of common stock in this offering	$0.29

As adjusted net tangible book value per share as of September 30, 2025, after giving effect to this offering		$(1.30)

Dilution per share to investors purchasing our common stock in this offering		$8.01

The above table and discussion are based on 56,542,877 shares of our common stock outstanding as of September 30, 2025, and exclude:

•	the 5,421,250 shares of common stock underlying Pre-Funded Warrants being offered hereby;

•	the 7,451,564 shares of common stock underlying Series Warrants being offered hereby;

•

the 10,620,530 shares of common stock reserved for issuance upon the exercise of stock options outstanding as of September 30, 2025 under our 2020 Plan at a weighted average exercise price of $7.47 per share;

•

6,494,829 shares of common stock reserved for issuance upon the exercise of pre-funded warrants to purchase shares of common stock outstanding as of September 30, 2025, at an exercise price of $0.0001 per share;

•	18,445 shares of common stock reserved for issuance upon the exercise of warrants to purchase shares of common stock outstanding as of September 30, 2025, at an exercise price of $16.26 per share;

•	101,174 shares of common stock sold under our ATM Program subsequent to September 30, 2025;

•	3,136,864 shares of common stock available for future issuance as of September 30, 2025 under the 2020 Plan; and

•	2,077,652 shares of common stock available for future issuance as of September 30, 2025 under our 2020 ESPP.

Assuming Pre-Funded Warrants and Series Warrants were immediately cash exercised, this would result in an as adjusted net tangible book value per share of $0.68, after giving effect to the proceeds from such cash exercise, which represents a dilution per share to new investors of $6.03, and an increase in net tangible book value per share to existing shareholders of $2.27.

To the extent that outstanding stock options or warrants are exercised, new stock options or warrants are issued, or we issue additional shares of common stock in the future, there will be further dilution to investors. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Common Stock” in the accompanying prospectus. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of Pre-Funded Warrants, Series Warrants and pre-funded warrants that may be issued pursuant to the Series Warrants.

Pre-Funded Warrants

General

The term “pre-funded” refers to the fact that the purchase price of Pre-Funded Warrants in this offering includes almost the entire exercise price that will be paid under Pre-Funded Warrants, except for a nominal remaining exercise price of $0.0001.

The following is a brief summary of certain terms and conditions of Pre-Funded Warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in Pre-Funded Warrants.

Form

Pre-Funded Warrants will be issued as individual warrants to the investors. The form of Pre-Funded Warrant will be filed as an exhibit to our Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Exercise price

Pre-Funded Warrants will have an exercise price of $0.0001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Exercisability

Pre-Funded Warrants are exercisable at any time after their original issuance. Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may elect to exercise Pre-Funded Warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in Pre-Funded Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Pre-Funded Warrant.

Exercise limitations

Pre-Funded Warrants may not be exercised by the holder to the extent that the holder, together with its affiliates, would beneficially own, after such exercise more than 9.99%, or in the case of beneficial holders of greater than 10% of shares our outstanding common stock on the issue date of such Warrant, 19.99% (if exceeding such limit would result in a change of control under Nasdaq Listing Rules 5635(b) or any successor rule), of the shares of our common stock then outstanding (including for such purpose the shares of our common stock issuable upon such exercise). However, any holder may increase such beneficial ownership limitation upon written notice to us, provided that such limitation cannot exceed 19.99% (if exceeding such limit would result in a change of control under Nasdaq Listing Rules 5635(b) or any successor rule), and which shall not be effective until 61 days after such notice is delivered.

Term

Pre-Funded Warrants expire 20 years from the date of issuance.

Transferability

Subject to applicable laws, Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange listing

There is no established trading market for Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of Pre-Funded Warrants will be limited.

Fundamental transactions

In the event of a fundamental transaction, as described in Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, upon consummation of such a fundamental transaction, the holders of Pre-Funded Warrants will be entitled to receive upon exercise of Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised Pre-funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in Pre-Funded Warrants.

No rights as a stockholder

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises Pre-Funded Warrant.

Amendments

Except as otherwise provided in a Pre-Funded Warrant, the provisions of such Pre-Funded Warrant may be amended and we may take any action prohibited by such Pre-Funded Warrant, or omit to perform any act we are required to perform pursuant to such Pre-Funded Warrant, only if we have obtained the written consent of the holder of such Pre-Funded Warrant.

Series Warrants

The following is a brief summary of certain terms and conditions of Series 1 Warrants and Series 2 Warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in Series Warrants. The Series 1 Warrants and Series 2 Warrants are identical in all material respects, except for the difference in exercise price.

Form

The Series Warrants will be issued as individual warrant agreements to the investors. The forms of warrant will be filed as an exhibit to our Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Exercise Price

The Series 1 Warrants will each have an initial exercise price of $13.42 per share. The Series 2 Warrants will each have an initial exercise price of $20.13 per share. If, prior to the expiration date of the warrant, we sell additional capital stock or derivative securities convertible into or exercisable for capital stock (other than Exempted Securities as defined in the applicable Series Warrant) in one or more related transactions primarily for the purpose of raising capital at a Weighted-Average Price (as described below) below $13.42 per share (the “Floor Price”), then the initial exercise price of Series Warrants will be automatically reset upon exercise to an exercise price (the “Adjusted Exercise Price”), that is the midpoint between the applicable initial exercise price and the lowest Weighted-Average Price per share at which we sell capital stock or derivative securities convertible into or exercisable for capital stock in a subsequent offering prior to the exercise date; provided, however, that the Adjusted Exercise Price will not be reduced below $6.71 per share. Weighted-Average Price shall be calculated as the weighted-average common stock equivalent price of the equity securities sold in such transaction(s) (excluding any derivative securities with an exercise or conversion price that is above the closing sale price as of the time of pricing such offering(s)). For example, if we were to conduct a capital raising transaction where we sold 100 shares of common stock at $8.00 per share, but also provided 25% warrant coverage with an exercise price of $6.00 per share, then the weighted average common stock equivalent price would be $7.60 per share (i.e., $950 in total potential proceeds, divided by 125 total potential shares), and the Adjusted Exercise Price would equal midpoint between the initial exercise price and $7.60 per share (rounded up to the nearest cent). In no event will the exercise price for Series Warrants be adjusted more than once pursuant to this adjustment mechanism.

The exercise price and the Floor Price are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Exercisability

Each Series Warrant is exercisable at any time after their original issuance. Each Series Warrant, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may elect to exercise Series Warrants through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in an applicable Series Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Series Warrant.

Each holder of a Series Warrant may choose, in lieu of receiving shares of common stock upon exercise of any Series Warrant, to receive a pre-funded warrant to purchase an identical number of shares of common stock it would have receive upon the exercise of a Series Warrant. In this instance, the exercise price of Series Warrant will be the initial exercise price of a Series Warrant less $0.0001 per share, and the resulting issued pre-funded warrant shall have an exercise price of $0.0001 per share.

Exercise Limitations

Series Warrants may not be exercised by the holder to the extent that the holder, together with its affiliates, would beneficially own, after such exercise more than 9.99%, or in the case of beneficial holders of greater than

10% of shares our outstanding common stock on the issue date of such Warrant, 19.99% (if exceeding such limit would result in a change of control under Nasdaq Listing Rules 5635(b) or any successor rule), of the shares of our common stock then outstanding (subject to the right of the holder to increase or decrease such beneficial ownership limitation upon notice to us, provided that such limitation cannot exceed 19.99% (if exceeding such limit would result in a change of control under Nasdaq Listing Rules 5635(b) or any successor rule)) and provided that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered.

Term

Series 1 Warrants will expire on June 30, 2027. Series 2 Warrants will expire on December 31, 2030.

Transferability

Subject to applicable laws, Series Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange listing

There is no established trading market for Series Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of Series Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of Series Warrants will be limited.

Fundamental transactions

In the event of a fundamental transaction, as described in the Series Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, upon consummation of such a fundamental transaction, the holders of Series Warrants will be entitled to receive upon exercise of Series Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised Series Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in Series Warrants.

No rights as a stockholder

Prior to the exercise, holders of Series Warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including voting rights; however, the holders of Series Warrants will have certain rights to participate in distributions or dividends paid on our common stock to the extent set forth in the warrants.

Amendments

Except as otherwise provided in a Series Warrant, the provisions of such Series Warrant may be amended and we may take any action prohibited by such Series Warrant, or omit to perform any act we are required to perform pursuant to such Series Warrant, only if we have obtained the written consent of the holder of such Series Warrant.

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 2,030,314 shares of our common stock at an offering price of $6.7100, Pre-Funded Warrants to purchase an aggregate of 5,421,250 shares of our common stock at an offering price of $6.7099 and Series Warrants to purchase an aggregate of 7,451,564 shares of our common stock. The shares of common stock, or Pre-Funded Warrants, and Series Warrants are immediately separable and will be issued separately, but will be purchased together in this offering. The securities are being offered directly to the investors without a placement agent, underwriter, broker or dealer.

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Our common stock is listed on The Nasdaq Global Market under the symbol “FHTX.”

We have agreed to indemnify the investors in this offering against any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable and documented attorneys’ fees and costs of investigation that any such indemnified party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by us in the purchase agreements; or any action instituted against an investor or its affiliates, by any of our stockholders who is not an affiliate of the investor or any governmental or regulatory agency, with respect to this offering (unless such action is based upon a material breach of such investor’s representations, warranties or covenants in the purchase agreements or any agreements or understandings such investor may have with any such stockholder or any material violations by the investor of state or federal securities laws or any conduct by such investor which constitutes fraud, gross negligence, willful misconduct or malfeasance) with respect to which, in each case, such investor has delivered a written notice to us promptly and in any event within one year from the closing date of the offering. We have also agreed to pay certain reasonable and documented legal fees and expenses incurred by the lead investor in this offering.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Ropes & Gray LLP, New York, New York.

EXPERTS

The financial statements of Foghorn Therapeutics Inc., as of December 31, 2024 and 2023, and for the years then ended, incorporated by reference in this prospectus supplement to Foghorn Therapeutics Inc. annual report on Form 10-K for the year ended December 31, 2024, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC registering the offer and sale of the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement, its exhibits and the information incorporated in this prospectus supplement and the accompanying prospectus for additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov.

We maintain a website at www.foghorntx.com. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement, and you should not consider it part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than, in each case, any document or portion of a document that is deemed not to be filed), after the initial filing of the accompanying prospectus that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus supplement or otherwise terminate this offering:

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 6, 2025;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May  14, 2025, August  5, 2025 and November 5, 2025, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January 24, 2025, March  20, 2025, April  28, 2025, May  1, 2025, June  17, 2025, July  1, 2025, October  30, 2025, November  5, 2025 and December 4, 2025, to the extent the information in such reports is filed and not furnished; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on October  19, 2020, as updated and superseded by the description of our common stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and any amendment or report filed for the purpose of updating such description.

You may obtain documents incorporated by reference into this prospectus supplement and the accompanying prospectus at no cost by requesting them in writing or telephoning us at the following address:

Investor Relations

Attn: Karin Hellsvik

Foghorn Therapeutics Inc.

99 Coolidge Ave, Suite 500,

Watertown, MA 02472

617-586-3100

PROSPECTUS

$300,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $300,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement.

Our common stock is traded on The Nasdaq Global Select Market under the symbol “FHTX.” On January  21, 2025, the closing price of our common stock was $4.41.

Investing in our securities involves risks. See “Risk Factors” on page 3, and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated January 31, 2025

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to give you information different from that contained in this prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, any combination of the securities described in this prospectus may be sold in one or more offerings up to a total dollar amount of $300,000,000. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” below. To the extent there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless context otherwise requires, the terms “Foghorn Therapeutics,” “Foghorn,” the “Company,” “we,” “us,” “our” and similar names refer to Foghorn Therapeutics, Inc. and its consolidated subsidiary, unless we state otherwise or the context otherwise requires.

Trademarks

We use Gene Traffic Control®, Foghorn®, and GTC® as trademarks in the United States and/or in other countries. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. The summary may not contain all the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including “Risk Factors” contained in this prospectus and the documents incorporated by reference herein, before making an investment decision.

Overview

We are a clinical stage, precision therapeutics biotechnology company pioneering a new class of medicines that treat serious diseases by correcting abnormal gene expression through selectively targeting the chromatin regulatory system, an untapped opportunity for therapeutic intervention in oncology and with potential in a wide spectrum of other diseases.

The chromatin regulatory system orchestrates gene expression—the turning on and off of genes—which is fundamental to how all our cells function. The chromatin regulatory system is implicated in approximately 50 percent of all cancers, and understanding how this system works could lead to an entirely new class of precision medicines. To our knowledge, we are the only company with the ability to study and target the chromatin regulatory system at scale, in context, and in an integrated way.

Our proprietary Gene Traffic Control platform provides an integrated and mechanistic understanding of how the various components of the chromatin regulatory system interact, allowing us to identify, validate and potentially drug targets within this system. We have developed unique capabilities that have yielded new insights and scalability in drugging this new, previously untapped and promising area.

We were formed as a Delaware corporation in October 2015 under the name Foghorn Therapeutics Inc. Our principal executive office is located at 500 Technology Square, Suite 700, Cambridge, Massachusetts 02139, and our phone number is 617-586-3100. Our website address is https://foghorntx.com. The information contained in, and that can be accessed through, our website is not incorporated into this prospectus, and you should not consider it part of this prospectus supplement. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS

Investing in our securities involves a high degree of risk. See “Part I, Item 1A-Risk Factors” in our Annual Report on Form 10-K for the annual period ended December 31, 2023, as filed with the SEC on March 7, 2024 and in any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference, contain forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. The words “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “on track,” “seek,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, among other things, statements about:

•

the initiation, timing, progress, enrollment, results, and timing of results and regulatory filings of our research and development programs and our preclinical and clinical studies, including the Phase 1 dose escalation study of FHD-909 with Eli Lilly and Company (“Lilly”);

•	our ability to advance any product candidates that we may develop and to successfully complete preclinical and clinical studies;

•	our ability to leverage our initial programs to develop additional product candidates using our Gene Traffic Control® platform;

•	developments related to our competitors and our industry;

•	our ability to expand the target populations of our programs and the availability of patients for clinical testing;

•	our ability to obtain regulatory approval for FHD-909 and any future product candidates from the U.S. Food and Drug Administration, or FDA, and other regulatory authorities;

•	our ability to identify and enter into future license agreements and collaborations;

•	our ability to continue to rely on our CDMOs or CROs, including those located outside the United States, such as those located in China, for our manufacturing and research needs;

•	regulatory developments in the United States and foreign countries;

•	general economic conditions, including recessionary conditions, interest rates, monetary fluctuations and supply chain constraints;

•	the impact of rising inflation and interest rates on our ability to raise additional capital;

•	the expected trends in our expenses and capital requirements as they relate to our ongoing activities;

•	geopolitical instability and armed conflict, including those in Ukraine, Gaza, and the Red Sea;

•	our ability to attract and retain key scientific and management personnel; and

•	the scope of protection we are able to establish, maintain and enforce for intellectual property rights covering FHD-909, our future products and our Gene Traffic Control® platform.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. In particular, you should consider the numerous risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 7, 2024, which is incorporated by reference in this prospectus, and any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and in the “Risk Factors” section in the applicable prospectus supplement. See “Where You Can Find More Information.” Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we make.

We cannot guarantee future results, level of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. Unless required by law, we will not undertake and we specifically disclaim any obligation to release publicly the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.

USE OF PROCEEDS

Except as otherwise provided in an applicable prospectus supplement, we intend to use any net proceeds we receive from our sale of the securities covered by this prospectus primarily for general corporate purposes. General corporate purposes may include, without limitation, research and development expenditures, preclinical and clinical development and commercialization of our product candidates, the acquisition or in-licensing of products or product candidates, business or technologies, collaborations, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell securities in any of the ways described below or in any combination:

•	to or through underwriters or dealers;

•	through one or more agents;

•	directly to purchasers or to a single purchaser; or

•

in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, or an exchange or otherwise.

The distribution of the securities by us may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement will describe the terms of the offering of the securities, including the following:

•	name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the applicable prospectus supplement and may be changed from time to time.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

Our common stock is listed on The Nasdaq Global Market. Underwriters may make a market in our common stock but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

DESCRIPTION OF COMMON STOCK

The following summary of the terms describes all material provisions of the common stock, par value $0.0001 per share, of Foghorn Therapeutics Inc. The description of our common stock does not purport to be complete and is qualified in its entirety by reference to our third amended and restated certificate of incorporation; amended and restated bylaws and investor rights agreement, as amended, each of which is on file with the SEC as exhibits to previous filings, and the applicable provisions of the Delaware General Corporation Law, or the DGCL. We refer in this section to our third amended and restated certificate of incorporation as our certificate of incorporation, and we refer to our amended and restated bylaws as our bylaws.

General

Our authorized capital stock consists of 175,000,000 shares of our common stock, par value $0.0001 per share. As of January 21, 2025, we had 55,612,239 shares of common stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or at or after the time the stockholder became interested, the business combination was approved by our board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Anti-Takeover Effects of our Certificate of Incorporation and our By-Laws

Our certificate of incorporation and by-laws contains certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors but which may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by our board of directors.

These provisions include:

Classified board. Our certificate of incorporation provides that our board of directors will be divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors are elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board. Our certificate of incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by our board of directors.

Action by written consent; special meetings of stockholders. Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our certificate of incorporation and the by-laws also provides that, except as otherwise required by law, special meetings of the stockholders can only be called pursuant to a resolution adopted by a majority of our board of directors. Except as described above, stockholders are not permitted to call a special meeting or to require our board of directors to call a special meeting.

Removal of directors. Our certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of a majority of the voting power of our outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose.

Advance notice procedures. Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the by-laws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the by-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Supermajority approval requirements. The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless either a corporation’s certificate of incorporation or by-laws requires a greater percentage. Our certificate of incorporation and by-laws provide that the affirmative vote of holders of at least 75% of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal specified provisions. This requirement of a supermajority vote to approve amendments to our certificate of incorporation and by-laws could enable a minority of our stockholders to exercise veto power over any such amendments.

Authorized but unissued shares. Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum. Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in the name of the Company, actions against directors, officers and employees for breach of a fiduciary duty and other similar actions may be brought only in specified courts in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. See “Part I, Item 1A-Risk Factors” in our Annual Report on Form 10-K for the annual period ended December 31, 2023, as filed with the SEC on March 7, 2024 —Our amended and restated certificate of incorporation designates the state or federal courts within the State of Delaware as the exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Canton, Massachusetts 02021.

Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “FHTX.”

DESCRIPTION OF PREFERRED STOCK

Under the terms of our certificate of incorporation, our board of directors is authorized to issue up to 25,000,000 shares of our preferred stock, par value $0.0001 per share, in one or more series without stockholder approval. As of January 21, 2025, we had no shares of preferred stock outstanding. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the holders of common stock until the board of directors determines the specific rights of the holders of preferred stock. However, effects of the issuance of preferred stock could include restricting dividends on common stock, diluting the voting power of common stock, impairing the liquidation rights of common stock, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•

any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock or preferred stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

As of January 21, 2025, we had warrants outstanding that represent the right to acquire 7,239,239 shares of common stock.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•

if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock and/or preferred stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at https://foghorntx.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on our website is not part of this prospectus. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings, including all filings made after the date of the filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC, which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 7, 2024;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, as filed with the SEC on May  6, 2024, August  8, 2024, and November 4, 2024, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January 3, 2024, January  17, 2024, February  8, 2024, April  9, 2024, April  16, 2024, May  6, 2024, May  22, 2024, June  26, 2024, October  10, 2024; December  16, 2024 and December 30, 2024 (in each case, excluding information furnished pursuant to Items 2.02 and 7.01 of such Current Reports);

•

the description of our common stock contained in our Registration Statement on  Form 8-A, as filed with the SEC on October 19, 2020, as updated and superseded by the description of our common stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations

Attn: Karin Hellsvik

Foghorn Therapeutics Inc.

500 Technology Square, Suite 700

Cambridge, MA 02139

617-586-3100

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.foghorntx.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered pursuant to this prospectus will be passed upon for us by Ropes & Gray LLP, New York, New York. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Foghorn Therapeutics Inc., incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

2,030,314 Shares of Common Stock

Pre-Funded Warrants to Purchase 5,421,250 Shares of Common Stock

Warrants to Purchase up to 7,451,564 Shares of Common Stock

PROSPECTUS SUPPLEMENT

January 9, 2026